Exhibit 99
                                                                      ----------




                        Kansas City, MO - April 15, 2004

Interstate Bakeries Corporation (NYSE-IBC), the nation's largest wholesale baker and distributor of fresh baked bread and sweet goods, today reported a net loss for the quarter ended March 6, 2004 of $(0.15) per diluted share on a net sales decline of approximately 2.5 percent from the comparable quarter in the prior year. Included in the quarter's results were restructuring charges of $1,463,000, or $0.02 per diluted share, related to the closures and restructurings of bakeries and thrift store locations initiated during fiscal 2004 and 2003 and a $3,000,000, or $0.05 per diluted share, charge related to the potential settlement of a securities class action that has been pending against the Company since October 2003.

The Company said a reduction in unit volume, along with its continuing challenge to deal with overcapacity and a high fixed cost infrastructure, was the primary driver in the quarter's loss. The unit decline was partially attributable to an industry-wide trend of declining white bread sales.

For the 16 weeks ended March 6, 2004, the Company reported:

   o Net sales of $1,019,711,000, a 2.5 percent decrease from the prior year's third quarter net sales of $1,045,574,000.
   o Operating loss of $(2,572,000), compared to the previous year's third quarter operating income of $1,444,000. Contributing to the third quarter fiscal 2004 operating loss were restructuring charges of $1,463,000 and a charge of $3,000,000 for a potential legal settlement, while third quarter fiscal 2003 results included restructuring charges of $5,000,000.
   o A net loss of $(6,607,000) compared to a net loss of $(6,749,000) in the prior year's third quarter.
   o A loss per diluted share of $(0.15) equal to the prior year's third quarter loss. Included in third quarter fiscal 2004 diluted loss per share were restructuring charges of $0.02 per diluted share, while third quarter fiscal 2003 diluted loss per share included $0.07 per diluted share for restructuring charges. Also included in fiscal 2004 third quarter results was a charge amounting to $0.05 per diluted share related to a potential legal settlement.

For the forty weeks ended March 6, 2004, the Company reported:

   o Net sales of $2,664,524,000, a 1.6 percent decrease in comparison to the prior year's comparable period net sales of $2,707,761,000.
   o

   o Operating income of $43,566,000, compared to the previous year's comparable period operating income of $80,835,000. Included in fiscal 2004 operating income were restructuring charges of $4,155,000 and a charge of $3,000,000 for a potential legal settlement, while fiscal 2003 operating income included restructuring charges of $6,450,000 and other charges of $3,591,000 related to a common stock award.
   o Net income of $11,710,000 compared to net income of $32,018,000 in the prior year's comparable period.
   o Earnings of $0.26 per diluted share compared to the prior year's comparable period earnings of $0.71 per diluted share. Included in fiscal 2004 results was a charge amounting to $0.05 per diluted share related to a potential legal settlement. Also lowering diluted earnings per share were restructuring charges of $0.06 and $0.09 per diluted share for fiscal 2004 and 2003, respectively, along with other charges of $0.05 per diluted share in fiscal 2003.

The Company reported that branded sweet goods unit volume for the third quarter of fiscal 2004 was down 2.8 percent from last year's comparable period while its total bread volume fell 5.6 percent and its branded bread units sold were down
3.5 percent. "We believe the consumer drivers in today's market are convenience, value and health. In this quarter, the height of "diet" season, we believe the "health conscious" market place was specifically focused on seeking out low-carb alternatives," said IBC's Chairman of the Board and Chief Executive Officer, James R. Elsesser. "We see downward pressure across most sectors of our business, as do our competitors. As a result we are striving to better manage our costs, while preparing to introduce new products that appeal to today's consumer."

In an effort to address evolving consumer demands, the Company introduced a line of low-carb breads, under the "Home Pride Carb Action" trade name, during the third quarter. Additionally, the Company is finalizing plans for a major nationwide rollout on April 19, 2004 of its new "Baker's Inn" products, a line of distinctively-packaged super premium breads. On the sweet goods side, the Company introduced new Caramel HoHos nationwide in February and is giving greater emphasis to more seasonally theme-based products, as well as offering consumers added value through bonus pack promotions.

The Company is working diligently to control costs, but has been unable to offset the unit sales decline resulting in a significant margin erosion. Cost of products sold for the third quarter improved somewhat, representing 49.5% of net sales compared to 50.0% of net sales in the prior year, reflecting the effects of lower overhead costs and cost reductions associated with changes to the Company's retiree health care plan. Selling, delivery and administrative expenses increased to 47.4% of net sales from 46.6% of net sales in the prior year, which is primarily the result of increases in labor-related costs and declining sales.

Other quarterly items of note include depreciation and amortization expense and the income tax provision. Depreciation and amortization expense increased $3,132,000 for the third quarter of fiscal 2004 over the prior year, reflecting abandonment of certain bakery assets amounting to approximately $5,000,000, partially offset by a depreciation decrease related to lower than historical asset additions. The income tax provision was adjusted to an effective tax rate of

23.9% on a year-to-date basis, primarily resulting from favorable adjustments to our estimate for prior year tax accruals and to prior year refundable state tax credits.

The Company continued to take steps to improve both its short and long-term performance. Under Program SOAR, the Company's broad-based initiative designed to rationalize production and re-engineer business processes, the Company neared completion of its streamlined centralized operating structure, which will go into effect on June 1. "It has been a daunting task to create and define new accountabilities at every level of the organization," said Mr. Elsesser. "However, we are excited about the new structure and the efficiencies we expect to reap from this effort. Companies can sometimes lose sight of day-to-day execution during such massive changes, but we are striving to stay focused on our immediate challenges while we look for positive ways to transform the business." The Company is working to quantify the projected benefits associated with Program SOAR, which it continues to believe will be substantial. The Company expects to be able to provide guidance on the anticipated savings and benefits for fiscal 2005 no later than the release of its year end results.

The $3,000,000 charge for the potential settlement of a securities class action relates to previously disclosed litigation against the Company and three current or former officers and directors. On March 30, 2004, the Company participated in a mediation with the plaintiffs in the case. At the end of that session, the parties reached a preliminary agreement on the economic terms of a potential settlement of the case, which called for a $3,000,000 cash contribution by the Company. The Company agreed with plaintiffs to work towards the resolution of any non-economic issues related to the potential settlement, including documenting and implementing the parties' agreement. Assuming that these remaining issues can be resolved, any agreement will be subject to court approval after notice to the class and a hearing.

The Company was in compliance with the financial covenants in its senior secured credit facilities at the end of the third quarter. The Company plans to seek an amendment related to its senior secured credit facilities because it may not be able to meet the relaxed covenants, completed in April 2003, at fiscal year end, or the original covenants at the end of the first quarter of fiscal 2005. The Company is actively exploring options for refinancing our debt and plans to execute one or more such transactions.

Subsequent to quarter end, the Company announced plans to close a bread bakery in San Pedro, California. In addition, the Company finalized the first phase of its plan to centralize certain finance and accounting functions.

Looking forward, Mr. Elsesser said, "We will continue to intensify our efforts to re-engineer our business for the future success of the Company. We are pursuing both short-term tactics and longer-term strategies that will help move IBC to the next level."

Interstate Bakeries Corporation is the nation's largest wholesale baker and distributor of fresh baked bread and sweet goods, under various national brand names including Wonder, Hostess, Home Pride, Dolly Madison, Merita and Drake's. The Company, with 57 bread and cake bakeries located in strategic markets from coast-to-coast, is headquartered in Kansas City, Missouri.

For information on the Company, please contact:
Paul E. Yarick
Senior Vice President - Finance and Treasurer
Interstate Bakeries Corporation
12 E. Armour Boulevard
Kansas City, Missouri 64111
(816) 502-4000

For all news media queries, please contact:
-------------------------------------------
Mark D. Dirkes
Senior Vice President - Corporate Marketing
(816)502-4000

Conference Call:
----------------
Interstate Bakeries Corporation will conduct a conference call regarding the third quarter results on April 15, 2004 at 9:00 a.m. Central Daylight Time
(CDT). The call is open to the general public, interested stockholders, investors and securities analysts. The call-in begins at 8:50 a.m (CDT). Contact the conference call operator at (800) 915-4836. The call will also be webcast at interstatebakeriescorp.com.

If you are unable to participate in the conference call, an audiotape of the call will be available at approximately Noon (CDT) on April 15, 2004 until Midnight on April 29, 2004. You may listen to the audiotape by calling (973) 709-2089 and, the Passcode I.D. is 349459.

Forward Looking Statements:
---------------------------

The statements in this release that are not historical statements are forward-looking statements within the meaning of federal securities laws. These forward-looking statements include statements relating to, among other things: management of costs; introduction of new products; Program SOAR; the potential securities class action settlement; amendment under our credit facilities; and financing transactions. These forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements.

Factors that could cause actual results to differ materially include, but are not limited to, increased costs or delays in Program SOAR or other problems related thereto; failure of Program SOAR to produce expected efficiencies and financial benefits or to produce them in the time frame anticipated by the Company; cash flows and our compliance with the financial covenants in our senior secured credit facilities; the availability of capital on acceptable terms; changes in consumer tastes or eating habits; acceptance of new product offerings by consumers; actions of competitors, including pricing policy and promotional spending; the availability and costs of ingredients, packaging, fuels and utilities, and the ability to recover these costs in the pricing of products, improved efficiencies and other strategies; increased pension, health care, workers' compensation and other employee costs; the effectiveness of hedging activities; the effectiveness of advertising and marketing spending; changes in general economic and business conditions

(including in the bread and sweet goods markets); any inability to protect our intellectual property rights; further consolidation in the food retail industry; future product recalls or safety concerns; expenditures necessary to carry out cost-saving initiatives and savings derived from these initiatives; changes in our business strategies; bankruptcy filings by customers; costs associated with environmental compliance and remediation; actions of governmental entities, including regulatory requirements; increased costs and uncertainties related to periodic renegotiation of union contracts; changes in our relationship with employees and the unions that represent them; the outcome of legal proceedings to which we are or may become a party, including the securities class action filed after our February 11, 2003 press release; business disruption from terrorist acts, our nation's response to such acts and acts of war; and other factors. These statements speak only as of the date of this release, and we disclaim any intention or obligation to update or revise any forward-looking statements to reflect new information, future events or developments or otherwise, except as required by law. We have provided additional information in our Annual Report on Form 10-K for our fiscal year ended May 31, 2003 and Forms 10-Q for our quarters ended August 23, 2003 and November 15, 2003 filed with the Securities and Exchange Commission, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.

                           INTERSTATE BAKERIES CORPORATION
                        CONSOLIDATED STATEMENTS OF OPERATIONS
                        (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                       (unaudited)
                       Sixteen Weeks Ended      Forty Weeks Ended
                      ----------------------  ---------------------
                       March 6,    March 8,    March 6,   March 8,
                         2004        2003        2004       2003
                      ----------  ----------  ---------- ----------
Net sales             $1,019,711  $1,045,574  $2,664,524 $2,707,761
                      ----------  ----------  ---------- ----------
Cost of products
 sold                    505,032     522,543   1,309,574  1,320,992
Selling, delivery
 and administrative
 expenses                483,558     487,489   1,232,078  1,223,072
restructuring charges      1,463       5,000       4,155      6,450
Other charges                 --          --          --      3,591
Depreciation and
 amortization             32,230      29,098      75,151     72,821
                      ----------  ----------  ---------- ----------
                       1,022,283   1,044,130   2,620,958  2,626,926
                      ----------  ----------  ---------- ----------
Operating income (loss)   (2,572)      1,444      43,566     80,835
Interest expense - net    10,925      12,140      28,172     30,094
                      ----------  ----------  ---------- ----------
Income(loss) before
 income taxes            (13,497)    (10,696)     15,394     50,741
Income tax expense
 (benefit)                (6,890)     (3,947)      3,684     18,723
                      ----------  ----------  ---------- ----------
Net income (loss)     $   (6,607) $   (6,749) $   11,710 $   32,018
                      ==========  ==========  ========== ==========
Earnings(loss)
 per share:
  Basic               $    (0.15) $    (0.15) $     0.26 $     0.72
                      ==========  ==========  ========== ==========
  Diluted             $    (0.15) $    (0.15) $     0.26 $     0.71
                      ==========  ==========  ========== ==========
Average shares
 outstanding:
  Basic                   44,903      44,783      44,878     44,537
                      ==========  ==========  ========== ==========
  Diluted                 44,903      44,783      45,211     45,337
                      ==========  ==========  ========== ==========

Fiscal 2004 quarter results include restructuring charges of $1,463,000, or $0.02 per diluted share, related to the closures and restructurings of bakeries and thrift store locations initiated during fiscal 2004 and 2003. Such costs amounted to $4,155,000, or $0.06 per diluted share, for the fiscal 2004 year-to-date period. The quarter and year-to-date results for fiscal 2004 also include a charge of $3,000,000, or $0.05 per share, related to a potential settlement of a securities class action.

Fiscal 2003 quarter results include restructuring charges of $5,000,000, or $0.07 per diluted share, related to the fiscal 2003 closures and restructurings. Year-to-date results in fiscal 2003 include restructuring costs of $6,450,000, or $0.09 per diluted share, and other charges of $3,591,000, or $0.05 per diluted share, related to a common stock award.

               CONSOLIDATED CONDENSED BALANCE SHEETS
                         (In thousands)

                                    (unaudited)
                                      March 6,     May 31,
                                        2004        2003
Assets                               ----------  ----------
  Current assets:
    Accounts receivable              $  180,038  $  182,738
    Inventories                          71,576      79,728
    Other current assets                 79,890      87,429
                                     ----------  ----------
  Total current assets                  331,504     349,895
  Property and equipment-net            815,656     853,473
  Goodwill                              215,346     215,346
  Intangibles and other assets          234,845     226,977
                                     ----------  ----------
                                     $1,597,351  $1,645,691
                                     ==========  ==========
Liabilities and Stockholders' Equity
  Current liabilities:
    Long-term debt payable
     within one year                     62,347      56,259
    Accounts payable                    116,428     117,701
    Accrued expenses                    243,405     251,621
                                     ----------  ----------
  Total current liabilities             422,180     425,581
  Long-term debt                        477,675     528,771
  Other long-term liabilities           364,070     365,582
  Stockholders' equity                  333,426     325,757
                                     ----------  ----------
                                     $1,597,351  $1,645,691
                                     ==========  ==========